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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               September 16, 1994
                       (Date of earliest event reported)



                                ITT CORPORATION
             (Exact name of registrant as specified in its charter)



              DELAWARE                                                                                  13-5158950
(State or other jurisdiction of                            1-5627                                    (I.R.S. Employer
incorporation or organization)                    (Commission File Number)                        Identification Number)


     1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK                                                    10019-5490
         (Address of principal executive offices)                                                       (Zip Code)



              Registrant's telephone number, including area code:
                                 (212) 258-1000
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ITEM 5.  OTHER EVENTS.


         On September 16, 1994, ITT confirmed plans to seek offers for the purchase of its ITT Financial Corporation subsidiary. The results of the subsidiary will be reported by ITT as "Discontinued Operations" on a one-line after tax basis commencing with ITT's financial reports for the quarterly period ended September 30, 1994.

         ITT Financial Corporation is one of the leading finance companies in North America offering a variety of financial services to businesses and individuals, including inventory and accounts receivable financing; commercial equipment and real estate loans; small business loans; home equity, mortgage and consumer loans; and related insurance products. ITT Financial had 1993 revenues of $1.44 billion and operating income of $271 million. Total assets at year-end 1993 were $11.6 billion.


                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         ITT CORPORATION



                                         By    /s/ Walter F. Diehl, Jr.
                                           -------------------------------
                                               Walter F. Diehl, Jr.
                                               Vice President, Associate
                                               General Counsel and
                                               Assistant Secretary





Dated:  October 20, 1994